Exhibit 99.1

Civitas Solutions Reports Fiscal 2019 First Quarter Results

BOSTON, MA, February 4, 2019 - Civitas Solutions, Inc. (NYSE: CIVI) today reported financial results for the fiscal first quarter ended December 31, 2018.

First Quarter Fiscal 2019 At A Glance

•	First quarter net revenue increased 2.8% to $406.6 million

•	First quarter net income was $6.4 million, compared to $9.4 million in the first quarter of fiscal 2018

•	First quarter Adjusted EBITDA was $46.2 million, an increase of 21.4% compared to the first quarter of fiscal 2018

First Quarter Fiscal 2019 Financial Results

GAAP Results

Net revenue for the first quarter of fiscal 2019 was $406.6 million, an increase of $11.2 million, or 2.8%, over net revenue for the same period of the prior year. Net revenue increased $7.5 million from acquisitions that closed during and after the first quarter of the prior year and $3.7 million from organic growth.

Net revenue consisted of:

•	Community Support Services(1) ("CSS") net revenue of $260.5 million, an increase of 1.8% compared to the first quarter of fiscal 2018.

•	Specialty Rehabilitation Services ("SRS") net revenue of $89.1 million, an increase of 3.6% compared to the first quarter of fiscal 2018.

•	Children & Family Services(1) ("CFS") net revenue of $38.0 million, an increase of 6.0% compared to the first quarter of fiscal 2018.

•	Adult Day Health ("ADH") services net revenue of $19.0 million, an increase of 7.4% compared to the first quarter of fiscal 2018.

Income from operations for the first quarter of fiscal 2019 was $20.9 million, or 5.1% of net revenue, compared to $12.8 million, or 3.2% of net revenue, for the first quarter of the prior year. The improvement in our operating margin was driven by decreases in both direct labor costs and general and administrative expenses as a percentage of revenue. The decrease in direct labor costs was primarily attributable to changes in service line revenue mix and margin improvements resulting from the closure of under-performing programs during the last three quarters of fiscal 2018. The decrease in general and administrative expenses as a percentage of revenue was primarily due to our efforts to manage costs and improve efficiencies and a decrease in expense associated with the Company’s deferred compensation plans.

Net income for the first quarter of fiscal 2019 was $6.4 million compared to $9.4 million for the same period of the prior year. The decrease in our net income compared to the first quarter of fiscal 2018 was primarily due to a $6.5 million tax benefit that was recorded during the first quarter of fiscal 2018 as a result of the newly enacted Tax Cuts and Jobs Act (the "Tax Act"), partially offset by the increase in income from operations described above.

Basic and diluted net income per common share was $0.18 for the first quarter of fiscal 2019, compared to $0.25 for the same period of the prior year.

Non-GAAP Results

Adjusted EBITDA for the first quarter of fiscal 2019 was $46.2 million, or 11.4% of net revenue, compared to Adjusted EBITDA of $38.1 million, or 9.6% of net revenue, for the first quarter of the prior year. The increase in our Adjusted EBITDA margin compared to the first quarter of the prior year was attributable to the operating factors described above except that Adjusted EBITDA for the first quarter of fiscal 2019 includes $1.2 million of losses associated with mark to market adjustments on our company owned life insurance plans.

(1) As of October 1, 2018, Community Support Services and Children & Family Services are new names for the operating divisions formerly referred to as Intellectual and Developmental Disabilities ("I/DD") and At-Risk Youth ("ARY") respectively. There were no changes to the composition of the operating divisions as a result of these name changes.

The Merger Agreement
On December 18, 2018, Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation (“Merger Sub”), and Civitas Solutions, Inc. (“Civitas”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into Civitas (the “Merger”), with Civitas surviving the Merger as a wholly owned subsidiary of Parent, which is owned by funds advised by Centerbridge Partners, L.P.
If the Merger is completed, each share of Civitas common stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of Civitas common stock owned by Civitas (excluding any shares of Civitas common stock owned by any subsidiary of Civitas, which will remain outstanding), Parent or Merger Sub and (ii) shares as to which appraisal rights have been properly demanded and perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be automatically canceled and converted into the right to receive $17.75 in cash, without interest and subject to any applicable withholding taxes.
The consummation of the Merger is subject to certain customary conditions, including, but not limited to, (1) receipt of the vote in favor of the adoption of the Merger Agreement by a the holders of a majority of the outstanding shares of Civitas common stock entitled to vote on the Merger Agreement; (2) expiration of waiting periods (and any extensions thereof), if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) the absence of a material adverse effect and (4) the absence of any law or order prohibiting, making illegal or enjoining the Merger.

Non-GAAP Financial Information

This earnings release includes a discussion of Adjusted EBITDA, Adjusted net income per diluted common share and net debt, which are non-GAAP financial measures. Adjusted EBITDA is presented because it is an important measure used by management to assess financial performance, and management believes it provides a more transparent view of the Company’s underlying operating performance and operating trends. In addition, the Company believes this measurement is important because securities analysts, investors and lenders use this measurement to compare the Company’s performance to other companies in our industry. Adjusted net income per diluted share is presented to exclude non-recurring costs and other expenses incurred in connection with acquisitions that are not reflective of the Company's continuing operating performance. Net debt is presented because it is useful for lenders, securities analysts and investors in determining the Company's net debt leverage ratio.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered in isolation or as alternatives to net income, net income per diluted share or total debt or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Similarly, Adjusted net income per diluted share should not be considered a measure of cash flow per common share but rather a performance metric that presents our operating performance taking into account certain of the same adjustments in Adjusted EBITDA and does so on a per share basis. While we and other companies in our industry frequently use Adjusted EBITDA and Adjusted net income per diluted share as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. All non-GAAP financial measures should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

For a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Financial Measures” on pages 7-8 of this press release.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements, including our guidance, outlook and statements about our expectations for future financial performance. Forward-looking statements are based on our beliefs, assumptions and expectations and include statements about industry trends, our future financial and operating performance, our growth, and effects of the Tax Act on the Company, the proposed merger with affiliates of funds advised by Centerbridge Partners, L.P., taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to: reductions or changes in Medicaid or other funding; changes in budgetary priorities by federal, state and local governments; substantial claims, litigation and governmental proceedings; reductions in reimbursement rates or changes in policies or payment practices by the Company’s payors; increases in labor costs; matters involving employees that may expose the Company to potential liability; the Company’s substantial amount of debt; the Company’s ability to comply with billing and collection rules and regulations; changes in economic conditions; increases in insurance costs; increases in workers compensation-related liability; the Company’s ability to maintain relationships with government agencies and advocacy groups; negative publicity; the Company’s ability to maintain existing service contracts and licenses; the Company’s ability to implement its growth strategies successfully; the Company’s financial performance; the ability of the parties to satisfy the conditions to the closing of the proposed Merger; and other factors described in “Risk Factors” in Civitas’ Form 10-K. Words such as “anticipates”, “believes”, “continues”, "positions", “estimates”, “expects”, “goal”, "aspiration", “objectives”, “intends”, “may”, “hope”, “opportunity”, “plans”, “potential”, “near-term”, “long-term”, “projections”, “assumptions”, “projects”, “guidance”, “forecasts”, “outlook”, “target”, “trends”, “should”, “could”, “would”, “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Civitas and an affiliate of Centerbridge. A stockholder meeting will be announced soon to obtain stockholder approval of the proposed merger. Civitas has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of Civitas and will contain important information about the proposed transaction and related matters. INVESTORS OF CIVITAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CIVITAS, CENTERBRIDGE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Civitas with the SEC at the SEC’s website at www.sec.gov, at Civitas’ website at www.civitas-solutions.com or by sending a written request to Civitas at 313 Congress Street, Boston, MA 02210; Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Civitas and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding Civitas’ directors and executive officers is set forth in Civitas’ Amendment No. 1 on Form 10-K/A filed on January 22, 2019. Additional information regarding persons who may be deemed to be participants in soliciting proxies and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement for the special meeting of stockholders when it is filed with the SEC.

Select Financial Highlights
($ in thousands, except share and per share data)
(unaudited)
	Three Months Ended
	December 31,
	2018	2017
Net revenue	$406,631	$395,418
Cost of revenue (exclusive of depreciation expense shown below)	322,352	316,257
Operating expenses:
General and administrative	41,032	44,534
Depreciation and amortization	22,375	21,797
Total operating expenses	63,407	66,331
Income from operations	20,872	12,830
Other income (expense):
Other income (expense), net	(1,347)	446
Interest expense	(10,166)	(9,009)
Income before income taxes	9,359	4,267
Provision (benefit) for income taxes	2,972	(5,127)
Net income	$6,387	$9,394

Basic and diluted income per common share	$0.18	$0.25

Weighted average number of common shares outstanding, basic	36,162,345	37,472,018
Weighted average number of common shares outstanding, diluted	36,378,664	37,675,792

Additional financial data:
Program rent expense	$17,552	$17,194

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
	December 31, 2018	September 30, 2018
Cash and cash equivalents	$6,805	$8,168
Working capital (a)	$55,269	$39,786
Total assets	$1,099,547	$1,127,192
Total debt (b)	$709,733	$711,753
Net debt (c)	$652,928	$653,585
Stockholders' equity	$172,890	$166,734

	Three Months Ended December 31,
	2018	2017
Cash flows provided by (used in):
Operating activities	$15,726	$8,830
Investing activities (d)	$(13,460)	$(91,380)
Financing activities (e)	$(3,573)	$76,151
Purchases of property and equipment	$(14,200)	$(11,187)
Acquisition of businesses, net of cash acquired	$—	$(81,926)

(a)	Calculated as current assets minus current liabilities.

(b)	Total debt includes obligations under capital leases and excludes deferred financing costs and original issue discount on the term loan.

(c)
Represents net debt as defined in our senior credit agreement (total debt, net of cash and cash equivalents and restricted cash). See Reconciliation of Non-GAAP Financial Measures for a reconciliation of total debt to net debt.

(d)	Cash used in investing activities during the three months ended December 31, 2017 includes $74.7 million paid for the acquisition of Mentis.

(e)
Cash provided by financing activities for the three months ended December 31, 2017 includes an incremental term loan of $75.0 million, the net proceeds of which were used for the acquisition of Mentis.

Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands except per share data)
(unaudited)	Three Months Ended December 31,

Reconciliation of Net Income to Adjusted EBITDA:	2018	2017
Net income	$6,387	$9,394
Provision (benefit) for income taxes	2,972	(5,127)
Interest expense, net	10,166	8,925
Depreciation and amortization	22,375	21,797
Adjustments:
Stock-based compensation (a)	2,068	1,651
Merger costs (b)	1,190	—
Restructuring costs (c)	198	—
Acquisition-related transaction costs (d)	840	702
Expense reduction project costs (e)	—	722
Adjusted EBITDA	$46,196	$38,064

	Three Months Ended December 31,
Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share:
	2018	2017
Net income per diluted share	$0.18	$0.25
Adjustments:
Stock-based compensation (a)	0.06	0.04
Merger costs (b)	0.03	—
Restructuring costs (c)	0.01	—
Acquisition-related transaction costs (d)	0.02	0.02
Expense reduction project costs (e)	—	0.02
Intangible asset amortization expense(f)	0.30	0.29
Impact of non-cash discrete tax benefit (g)	0.01	(0.17)
Income tax effect of adjustments to net income per diluted common share (h)	(0.11)	(0.12)
Adjusted net income per diluted common share	$0.50	$0.33

(a)	Represents non-cash stock-based compensation expense.

(b)	Represents external costs incurred in connection with the definitive merger agreement with Parent and Merger Sub announced on December 18, 2018.

(c)	Represents severance costs associated with ongoing optimization initiatives.

(d)	Represents external transaction costs incurred by the Company for acquisitions.

(e)	Represents consulting, severance and other costs incurred in connection with the Company's project to optimize business operations and reduce company-wide expenses.

(f)	Represents amortization expense on intangible assets acquired in business combinations.

(g)
Represents the non-cash provision of $0.4 million and benefit of $6.5 million recorded during the three months ended December 31, 2018 and 2017, respectively, related to the remeasurement of the Company's net deferred tax liabilities at the newly enacted federal tax rate.

(h)
The income tax effect was calculated using a tax rate of approximately 28% and 32% for the three months ended December 31, 2018 and 2017, respectively. The tax rate for each respective period represents the Company's estimated effective tax rate for the year as of the first quarter, excluding the impact of any non-cash discrete tax expenses or benefits, including the items described in footnote (g).

Reconciliation of Non-GAAP Financial Measures (continued)
(Amounts in thousands)
(unaudited)

A reconciliation of reported debt to net debt is as follows:

	As of
	December 31, 2018	September 30, 2018
Reported Debt(1)	$705,670	$707,136
Original issue discount on term loan, net of accumulated amortization	909	1,020
Deferred financing costs, net of accumulated amortization	3,154	3,597
Total debt	709,733	711,753
Cash and cash equivalents	6,805	8,168
Restricted cash	50,000	50,000
Net debt	$652,928	$653,585

(1) Reported debt includes obligations under capital leases.

About Civitas

Civitas Solutions, Inc. is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, we have evolved from a single residential program to a diversified national network offering an array of quality services in 36 states.

Contact

Civitas Solutions, Inc.
Dwight Robson, 617-790-4800
Chief Public Strategy and Marketing Officer
dwight.robson@civitas-solutions.com